Genie S-85 HF
Genie

HERC HOLDINGS INC.

Q3 & NINE MONTHS 2020 EARNINGS CONFERENCE CALL

October 22, 2020

Larry Silber
President & Chief Executive Officer

Aaron Birnbaum
Senior Vice President &
Chief Operating Officer

Mark Irion
Senior Vice President &
Chief Financial Officer

Elizabeth Higashi, CFA
Vice President, Investor Relations

HercRentals®

©2020 Herc Rentals Inc. All Rights Reserved.

Safe Harbor Statements and Non-GAAP Financial Measures Forward-Looking Statements Information Regarding Non-GAAP Financial Measures This presentation includes forward-looking statements as that term is In addition to results calculated according to accounting principles defined by the federal securities laws, including statements concerning generally accepted in the United States (“GAAP”), the Company has our business plans and strategy; projected profitability, performance or provided certain information in this presentation that is not calculated cash flows, future capital expenditures; anticipated financing needs, according to GAAP (“non-GAAP”), such as adjusted net income, business trends, the impact and our response to COVID-19, liquidity and adjusted earnings per diluted share, EBITDA, adjusted EBITDA, capital management, and other information that is not historical adjusted EBITDA margin, REBITDA, REBITDA margin, REBITDA flow- information. Forward looking statements are generally identified by the through and free cash flow. Management uses these non-GAAP words "estimates," "expects," "anticipates," "projects," "plans," "intends," measures to evaluate operating performance and period-over-period "believes," "forecasts," and future or conditional verbs, such as "will," performance of our core business without regard to potential "should," "could" or "may," as well as variations of such words or similar distortions, and believes that investors will likewise find these non- expressions. All forward-looking statements are based upon our current GAAP measures useful in evaluating the Company’s performance. expectations and various assumptions and, there can be no assurance These measures are frequently used by security analysts, institutional that our current expectations will be achieved. They are subject to future investors and other interested parties in the evaluation of companies in events, risks and uncertainties - many of which are beyond our control - our industry. as well as potentially inaccurate assumptions, that could cause actual results to differ materially from those in the forward-looking statements. Non-GAAP measures should not be considered in isolation or as a Further information on the risks that may affect our business is included substitute for our reported results prepared in accordance with GAAP in filings we make with the Securities and Exchange Commission from and, as calculated, may not be comparable to similarly titled measures time to time, including our most recent annual report on Form 10-K, of other companies. For the definitions of these terms, further subsequent quarterly reports on Form 10-Q, and in our other SEC filings. information about management’s use of these measures as well as a We undertake no obligation to update or revise forward-looking reconciliation of these non-GAAP measures to the most comparable statements that have been made to reflect events or circumstances that GAAP financial measures, please see the appendix that accompanies arise after the date made or to reflect the occurrence of unanticipated this presentation. events. NYSE: HRI 2 ©2020 Herc Rentals Inc. All Rights Reserved.

HRI Strengths: The Right People, Assets and Strategy Our People + Network + Equipment + Service = Results Experienced Top tier — 3rd Broad array of Diverse mix of Highest largest equipment customers and quarterly Nimble and equipment rental including aerial, industries adjusted flexible company material- EBITDA margin handling, earth- Long-tenured since spin-off "Fire in the Scale and capital moving, trucks national belly" resources and trailers, relationships Strong growth in specialty and ProSolutions® Intellectually 270 locations in lighting Strong culture of Successful rate curious targeted markets customer Investment in service and management Integrity and remediation and safety Ample liquidity honesty climate control is paying off and modest leverage NYSE: HRI 3 ©2020 Herc Rentals Inc. All Rights Reserved.

Q3 2020 Takeaways Sequential improvement in volume and rental revenue from mid-April through September Strong cost management contributed to YoY improvement in margin Disciplined capital spending and working capital contributed to improvement in free cash flow Raising FY 2020 adjusted EBITDA guidance NYSE: HRI 4 ©2020 Herc Rentals Inc. All Rights Reserved.

Third Quarter 2020 Highlights Equipment Net Income Rental Revenue Q3 Q3 324.5% (12.5)% YoY $402.3M YoY $39.9M Earnings Per Diluted Share Total Revenues Q3 Q3 (10.1)% 321.9% $456.7M YoY $1.35 YoY Adjusted Adjusted EBITDA 1 1 EBITDA Q3 Margin Q3 (6.1)% +190 bps $196.7M YoY 43.1% YoY 1. For a reconciliation to the most comparable GAAP financial measure, see the Appendix beginning on Slide 22 NYSE: HRI 5 ©2020 Herc Rentals Inc. All Rights Reserved.

Q3 2020 OPERATIONS REVIEW NYSE: HRI 6 ©2020 Herc Rentals Inc. All Rights Reserved.

Return to Normal Seasonal Cadence Volumes improved each week throughout the quarter The quarter benefited from a return to a more normal seasonal cadence compared with the second quarter Diverse customers and industries helped mitigate the impact of COVID-19 Results in the quarter were also aided by weather- related and emergency response activity Our ProSolutions® team continued to deliver strong results with rental revenue up 14% in the third quarter compared with the prior year Sales efforts stayed focused and new accounts as a % of total rental revenue remained in the double digits NYSE: HRI 7 ©2020 Herc Rentals Inc. All Rights Reserved.

Managing Costs While Focusing on Safety Our operations remained open throughout the pandemic to serve and support our customers All of our operations adhere to the Centers for Disease Control and Prevention's guidelines on COVID-19 safety All regions reported at least 88% Perfect Days for the nine months Our team continued to deliver outstanding cost savings Initiatives improved transportation recovery, rental protection plan coverage and reduced T&E expenses Adjusted EBITDA margin increased year-over-year and sequentially NYSE: HRI 8 ©2020 Herc Rentals Inc. All Rights Reserved.

Focusing on High Growth Urban Markets 39 states 270 5 provinces Strong geographic footprint in high growth urban markets New greenfield locations opened in Ft. Lauderdale, Toronto, Denver and two in Dallas We continue to target new locations in urban markets with a goal of 6 to 10 new locations annually NYSE: HRI 9 Locations as of September 30, 2020 ©2020 Herc Rentals Inc. All Rights Reserved.

Managing $3.73 Billion Fleet 1 Fleet Composition at OEC1 Fleet Expenditures at OEC $3.73B at OEC $ in millions 2019 2020 $289 Trucks & $172 $103 $109 Trailers 14.5% $88 $90 $63 Q1 Q2 Q3 Q4 Other 7.9% 1 Material Fleet Disposals at OEC Handling $ in millions 17.4% 2019 2020 $193 $188 Specialty $110 $123 $124 22.9% $83 $89 Earthmoving 13.2% Q1 Q2 Q3 Q4 Fleet disposals at OEC in Q3 2020 were $124 million, generating ~37% proceeds as a percent of OEC Aerial 24.1% Average age of disposals was 85 months in Q3 2020 Average fleet age of 47 months in Q3 2020 NYSE: HRI 10 1. Original equipment cost based on ARA guidelines. As of September 30, 2020. ©2020 Herc Rentals Inc. All Rights Reserved.

Resilient Business Model with Diverse Customer Mix Q3 Revenue by Customer1 Focusing on high growth industry verticals Other 19% Contractors 34% Our diverse customer mix, base of national customers and expanded specialty business Infrastructure and Government continues to provide growth opportunities 18% Industrial 29% Industrial manufacturing activity began to close the gap with pre-COVID-19 levels Q3 Local vs National Mix Entertainment rental activity is also beginning a gradual recovery National: 44% The return to normalcy in our end markets Local: 56% provides additional growth opportunities 1. Refer to our 10-K for description of industries related to each customer classification. Other includes commercial and retail service, NYSE: HRI 11 hospitality, healthcare, recreation, and entertainment and special events ©2020 Herc Rentals Inc. All Rights Reserved.

Picking Up the Pace Weekly volume and rental revenue have been improving and returning to normal seasonality Our team is focused on providing excellent customer service and premium equipment to our customers Delivering a lean cost structure and improved margins Fourth quarter volume of fleet on rent is likely to be 4% to 6% lower and rental revenue about 6% to 8% lower than the prior year Net fleet capital spending is expected to be between $190 million to $210 million in 2020 NYSE: HRI 12 ©2020 Herc Rentals Inc. All Rights Reserved.

Q3 FINANCIAL REVIEW NYSE: HRI 13 ©2020 Herc Rentals Inc. All Rights Reserved.

Q3 and Nine Months Financial Summary Three Months Ended September 30, Nine Months Ended September 30, $ in millions, except per share data 2020 2019 % Chg. 2020 2019 % Chg. Equipment Rental Revenue $402.3 $459.6 (12.5)% $1,116.4 $1,244.8 (10.3)% Total Revenues $456.7 $508.1 (10.1)% $1,260.9 $1,458.9 (13.6)% Net Income $39.9 $9.4 324.5% $38.2 $12.4 208.1% Earnings Per Diluted Share $1.35 $0.32 321.9% $1.30 $0.43 202.3% Adjusted Net Income1 $39.8 $43.2 (7.9)% $48.2 $52.8 (8.7)% Adjusted Earnings Per Diluted Share1 $1.35 $1.48 (8.8)% $1.65 $1.81 (8.8)% Adjusted EBITDA1 $196.7 $209.4 (6.1)% $493.7 $526.6 (6.2)% Adjusted EBITDA Margin1 43.1% 41.2% +190 bps 39.2% 36.1% +310 bps REBITDA Margin1,2 48.3% 44.9% +340 bps 43.6% 41.2% +240 bps REBITDA YoY Flow-Through1,2 20.9% 20.9% Average Fleet3 (4.5)% YoY (1.1)% YoY Pricing3 (0.8)% YoY +0.4% YoY 1. For a reconciliation to the most comparable GAAP financial measure, see the Appendix beginning on Slide 22 2. REBITDA measures contribution from our core rental business without impact of sales of equipment, parts and supplies NYSE: HRI 14 3. Based on ARA guidelines ©2020 Herc Rentals Inc. All Rights Reserved.

Pricing and Utilization Performance Pricing1 Average Fleet at OEC1 2019 2020 2019 2020 4.6% 4.5% 2.0% 1.7% 3.8% 0.7% 3.3% 0.4% 2.4% (0.5)% (1.3)% (4.5)% (0.3)% (0.8)% Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 $ Utilization2 Average Fleet on Rent at OEC1 2019 2020 2019 2020 40.8% 40.5% 38.0% 37.6% 35.6% 35.7% (0.3)% 0.0% (2.0)% (1.6)% (1.3)% 30.8% (8.8)% (16.1)% Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 NYSE: HRI 1. YoY Change. Based on ARA guidelines. 15 ©2020 Herc Rentals Inc. All Rights Reserved. 2. Based on ARA guidelines

Q3 and Nine Months Adjusted EBITDA[1]



Q3 Adjusted EBITDA Bridge
$ in millions
$209.4
$(2.2)
$(57.0)
$28.8
$17.8
$0.6
$(0.7)
$196.7
2019
Currency impact
Equipment rental revenue
Direct operating expenses
SG&A
Other
Gain/loss²
2020



Nine Months Adjusted EBITDA Bridge
$ in millions
$526.6
$(2.9)
$(126.8)
$73.8
$32.3
$(3.4)
$(5.9)
$493.7
2019
Currency impact
Equipment rental revenue
Direct operating expenses
SG&A
Other
Gain/loss²
2020

Adjusted EBITDA decreased $12.7 million YoY or 6.1% in Q3 2020 primarily due to lower equipment rental revenue of $57.0 million

DOE decreased $28.8 million in Q3 2020 primarily due to reductions in re-rent, personnel-related expenses and lower delivery and freight costs

SG&A declined $17.8 million in Q3 2020 primarily due to reductions in selling, travel and bad debt expense

Adjusted EBITDA margin in Q3 2020 grew 190 bps to 43.1% and grew 310 bps to 39.2% for the nine month period

REBITDA margin[1,3] in Q3 2020 increased 340 bps YoY to 48.3% with decremental flow-through of 20.9%

1. For a reconciliation to the most comparable GAAP financial measure, see the Appendix beginning on Slide 22
2. Gain / loss on sales of rental equipment, new equipment, parts and supplies.
3. REBITDA measures contribution from our core rental business without impact of sales of equipment, parts and supplies

NYSE: HRI 16
©2020 Herc Rentals Inc. All Rights Reserved.

Disciplined Capital Management Maturities $ in millions, as of September 30, 2020 $252M Senior Unsecured Notes Free cash flow3 of approximately ABL Credit $1,200.0 $252 million for YTD 2020 Facility ABL Credit Facility $44.3 AR Finance Leases Facility1 2020-2027 $445.0 160.0 2.5x 2020 2021 2022 2023 2024 2025 2026 2027 Net leverage3 of 2.5x compared with Total debt of $1.8 billion as of September 30, 2020, down 3.0x in September 2019 by approximately $236 million from December 31, 2019 Credit Rating: Moody’s (B1/Stable) / No near-term maturities and ample liquidity of $1.4 S&P (B+/Stable) billion provides financial flexibility2 1. The AR Facility is excluded from current maturities of long-term debt as the Company has the intent and ability to consummate refinancing and extend the term of the agreement 2. Total liquidity includes cash and cash equivalents and the unused commitments under the ABL Credit Facility and AR Facility. NYSE: HRI 3. For a definition and reconciliation to the most comparable GAAP financial measure, see the Appendix beginning on Slide 22 17 ©2020 Herc Rentals Inc. All Rights Reserved.

A Resilient Industry 2 N.A. Equipment Rental Market1 Select Market Forecasts U.S. Nonresidental Building Starts ’20-'24E CAGR: ~5% $64 $58 $60 History Forecast $55 $57 $51 $51 $51 $47 $49 2017 2018 2019 2020 2021 2022 2023 $41 $44 $38 $38 $35 YOY Growth +12% +3% +5% (20)% +4% +10% +8% $31 $32 Sectors with Tailwinds History Forecast 2017 2018 2019 2020 2021 2022 2023 08 09 10 11 12 13 14 15 16 17 18 19 20E 21E 22E 23E 24E Healthcare +7% (3)% +2% (4)% +9% +9% +8% 3 Architecture Billings Index Warehouse +18% +1% +26% +2% +9% +12% +1% as of October 2020 Infrastructure +5% (2)% +10% (15)% +10% +5% +2% September 47.0 50 Equipment rental market forecast to grow from about $51 billion in 2020 to $64 billion in 2024 Secular trends favor rental versus ownership Healthcare, warehouse and infrastructure sectors reflect strong growth over the next few years Ja n-05 Ja n-15 Ja n-16 Ja n-17 Ja n-18 Ja n-19 Ja n-20 Ja n-06 Ja n-07 Ja n-08 Ja n-09 Ja n-10 Ja n-11 Ja n-12 Ja n-13 Ja n-14 NYSE: HRI 18 1. Source: ARA / IHS Global Insights as of August 2020 3. Source: The American Institute of Architects (AIA) ©2020 Herc Rentals Inc. All Rights Reserved. 2. Source: Dodge Analytics U.S. as of August 2020

FY 2020 Guidance Update OLD NEW Adjusted EBITDA: $625 to $650 million $655 to $675 million Net Fleet Capex: $190 to $210 million $190 to $210 million NYSE: HRI 19 ©2020 Herc Rentals Inc. All Rights Reserved.

Our Strategic Initiatives are Delivering Results Develop Our Expand and Improve Enhance Disciplined People and Diversify Operating Customer Capital Culture Revenues Effectiveness Experience Management Attract and retain talent Broaden customer Focus on safety, labor Provide premium Drive EBITDA margin base productivity, and products and solutions- growth Align performance to warranty recovery based services shared purpose Expand products and Improve key financial services Increase density in large Introduce innovative metrics Create supportive work urban markets technology solutions place culture Grow pricing and Maximize fleet ancillary revenues Improve vendor Maintain customer management and Expand continuous management and fleet friendly showrooms and utilization learning Improve sales force availability facilities effectiveness NYSE: HRI 20 ©2020 Herc Rentals Inc. All Rights Reserved.

Consistent Organic Growth Since Spin-off Equipment Rental Revenue Adjusted EBITDA1 $ in millions $ in millions ’16-‘19 CAGR: 8.0% ’16-‘19 CAGR: 11.4% $741.0 $708.2 $1,658.3 $1,701.8 $684.8 $1,499.0 $1,573.4 $585.4 $1,352.7 $536.2 2016 2017 2018 2019 Q3 2020 2016 2017 2018 2019 Q3 2020 TTM TTM Adjusted EBITDA Margin1 Net Leverage2 4.1x 39.3% 3.6x 37.1% 3.1x 34.5% 34.6% 2.8x 33.4% 2.5x 2016 2017 2018 2019 Q3 2020 2016 2017 2018 2019 Q3 2020 TTM 1. For a definition and reconciliation to the most comparable GAAP financial measure, see slides 28 and 29 and previously filed presentations NYSE: HRI 21 2. For a definition and calculation, see slide 30 ©2020 Herc Rentals Inc. All Rights Reserved.

APPENDIX NYSE: HRI 22 ©2020 Herc Rentals Inc. All Rights Reserved.

Glossary of Terms Commonly Used in the Industry OEC: Original Equipment Cost which is an operating measure based on the guidelines of the American Rental Association (ARA), which is calculated as the cost of the asset at the time it was first purchased plus additional capitalized refurbishment costs (with the basis of refurbished assets reset at the refurbishment date). Fleet Age: The OEC weighted age of the entire fleet, based on ARA guidelines. Net Fleet Capital Expenditures: Capital expenditures of rental equipment minus the proceeds from disposal of rental equipment. Dollar Utilization ($ UT): Dollar utilization is an operating measure calculated by dividing rental revenue by the average OEC of the equipment fleet for the relevant time period, based on ARA guidelines. Pricing: Change in pure pricing achieved in one period versus another period. This is applied both to year-over-year and sequential comparisons. Rental rates are based on ARA guidelines and are calculated based on the category class rate variance achieved either year-over-year or sequentially for any fleet that qualifies for the fleet base and weighted by the prior year revenue mix. NYSE: HRI 23 ©2020 Herc Rentals Inc. All Rights Reserved.

Q3 and Nine Months Total Revenues $ in millions Q3 Revenue Bridge $508.1 Equipment rental revenue decreased 12.5% in $9.9 $456.7 $(0.3) Q3 2020 with lower volume as a result of the $(57.0) $(4.0) impact of the COVID-19 pandemic Sales of rental equipment increased 28.0%, or $9.9 million, in Q3 2020 2019 Currency Equipment Sales of Sales of new 2020 translation rental rental equipment Total revenues decreased 10.1%, or $51.4 revenue equipment and other million, in Q3 2020 primarily due to the decline in Nine Months Revenue Bridge equipment rental revenue. offset by increase in $ in millions sales of rental equipment $1,458.9 $1,260.9 $(1.8) $(126.8) $(54.9) $(14.5) 2019 Currency Equipment Sales of Sales of new 2020 translation rental rental equipment NYSE: HRI 24 revenue equipment and other ©2020 Herc Rentals Inc. All Rights Reserved.

Q3 and Nine Months Net Results Q3 Net Results Bridge $ in millions Net income was $39.9 million in Q3 2019 compared to $9.4 million in the prior year $59.5 $39.9 Interest expense in Q3 2020 declined $59.5 million $(15.0) primarily due to last year's $53.6 million debt $9.4 ($15.9) extinguishment expense and lower average $1.9 outstanding balances on our ABL Credit Facility in 2019 Currency Income tax Interest All other 2020 2020 impact expense Nine Months Net Results Bridge Income tax provision in Q3 2020 was $11.7 million compared with a tax benefit of $4.2 million in the $ in millions same period last year $76.3 ($9.7) All other includes the impact of our operating results $38.2 (See Slide 33 for additional details) ($28.5) $12.4 ($12.9) $0.6 2019 Currency Income tax Interest impairment All other 2020 impact expense NYSE: HRI 25 ©2020 Herc Rentals Inc. All Rights Reserved.

Reconciliation of Adjusted Net Income and Adjusted Earnings Per Diluted Share Adjusted Net Income and Adjusted Earnings Per Diluted Share - Adjusted Net Income represents the sum of net income (loss), restructuring and restructuring related charges, spin-off costs, loss on extinguishment of debt, impairment charges, gain (loss) on the disposal of a business and certain other items. Adjusted Earnings per Diluted Share represents Adjusted Net Income divided by diluted shares outstanding. Adjusted Net Income and Adjusted Earnings Per Diluted Share are important measures to evaluate our results of operations between periods on a more comparable basis and to help investors analyze underlying trends in our business, evaluate the performance of our business both on an absolute basis and relative to our peers and the broader market, provide useful information to both management and investors by excluding certain items that may not be indicative of our core operating results and operational strength of our business. Three Months Ended September 30, Nine Months Ended September 30, 2020 2019 2020 2019 Net income $39.9 $9.4 $38.2 $12.4 Loss on extinguishment — 53.6 — 53.6 Restructuring — — 0.7 7.8 Impairment — — 9.5 — Loss on sale of business — — 2.8 — Spin-off costs (0.1) 0.4 0.4 0.7 Other — — 0.1 0.7 Tax impact of adjustments(1) — (20.2) (3.5) (22.4) Adjusted net income $39.8 $43.2 $48.2 $52.8 Diluted common shares 29.5 29.1 29.3 29.1 Adjusted earnings per diluted share $1.35 $1.48 $1.65 $1.81 (1) The tax rate applied for adjustments is 25.7% and reflects the statutory rates in the applicable entities. Additionally, the tax benefit of $6.3 million recognized in the three and nine month periods of 2019 related to the debt transactions NYSE: HRI 26 ©2020 Herc Rentals Inc. All Rights Reserved.

Reconciliation of Net Income to Adj. EBITDA, Adj. EBITDA Margin, Rental Adj. EBITDA (REBITDA), REBITDA Margin and Flow-Through EBITDA, Adjusted EBITDA, and REBITDA - EBITDA represents the sum of net income (loss), provision (benefit) for income taxes, interest expense, net, depreciation of rental equipment and non-rental depreciation and amortization. Adjusted EBITDA represents EBITDA plus the sum of merger and acquisition related costs, restructuring and restructuring related charges, spin-off costs, non-cash stock based compensation charges, loss on extinguishment of debt (which is included in interest expense, net), impairment charges, gain (loss) on disposal of a business and certain other items. REBITDA represents Adjusted EBITDA excluding the gain (loss) on sales of rental equipment and new equipment, parts and supplies. EBITDA, Adjusted EBITDA and REBITDA do not purport to be alternatives to net income as an indicator of operating performance. Additionally, none of these measures purports to be an alternative to cash flows from operating activities as a measure of liquidity, as they do not consider certain cash requirements such as interest payments and tax payments. Adjusted EBITDA Margin, REBITDA Margin and REBITDA Flow-Through - Adjusted EBITDA Margin (Adjusted EBITDA / Total Revenues) is a commonly used profitability ratio. REBITDA Margin (REBITDA / Equipment rental, service and other revenues) and REBITDA Flow-Through (the year-over-year change in REBITDA/the year-over-year change in Equipment rental, service, and other revenues) are useful operating profitability ratios to management and investors. NYSE: HRI 27 ©2020 Herc Rentals Inc. All Rights Reserved.

Reconciliation of Net Income to Adj. EBITDA, Adj. EBITDA Margin, Rental Adj. EBITDA (REBITDA), REBITDA Margin and Flow-Through

$ in millions	Three Months Ended September 30, 2020	Three Months Ended September 30, 2019	Nine Months Ended September 30, 2020	Nine Months Ended September 30, 2019
Net income (loss)	**$39.9**	**$9.4**	**$38.2**	**$12.4**
Income tax provision (benefit)	11.7	(4.2)	10.9	(2.0)
Interest expense, net	22.4	81.9	70.1	146.4
Depreciation of rental equipment	101.9	102.7	303.7	303.6
Non-rental depreciation and amortization	15.5	14.9	47.0	44.5
EBITDA	**191.4**	**204.7**	**469.9**	**504.9**
Restructuring	—	—	0.7	7.8
Spin-off costs	(0.1)	0.4	0.4	0.7
Non-cash stock-based compensation charges	5.4	4.3	10.3	12.5
Loss on sale of business	—	—	2.8	—
Impairment	—	—	9.5	—
Other	—	—	0.1	0.7
Adjusted EBITDA	**196.7**	**209.4**	**493.7**	**526.6**
Less: Gain (loss) on sales of rental equipment	(1.0)	(1.3)	(1.6)	1.6
Less: Gain (loss) on sales of new equipment, parts and supplies	**1.8**	**2.8**	**5.6**	**8.3**
Rental Adjusted EBITDA (REBITDA)	**$195.9**	**$207.9**	**$489.7**	**$516.7**
Total Revenues	**$456.7**	**$508.1**	**$1,260.9**	**$1,458.9**
Less: Sales of rental equipment	45.3	35.4	116.7	171.8
Less: Sales of new equipment, parts and supplies	6.2	10.0	20.2	34.1
Equipment rental, service and other revenues	**$405.2**	**$462.7**	**$1,124.0**	**$1,253.0**
Total Revenues	$456.7	$508.1	$1,260.9	$1,458.9
Adjusted EBITDA	$196.7	$209.4	$493.7	$526.6
Adjusted EBITDA Margin	**43.1 %**	**41.2 %**	**39.2 %**	**36.1 %**
Equipment rental, service and other revenues	$405.2	$462.7	$1,124.0	$1,253.0
REBITDA	$195.9	$207.9	$489.7	$516.7
REBITDA Margin	**48.3 %**	**44.9 %**	**43.6 %**	**41.2 %**
YOY Change in REBITDA	($12.0)		($27.0)	
YOY Change in Equipment Rental, service and other revenues	($57.5)		($129.0)	
YOY REBITDA Flow-Through	**20.9 %**		**20.9 %**	

NYSE: HRI 28
©2020 Herc Rentals Inc. All Rights Reserved.

REBITDA Margin Trend

$ in millions	Q1 2019	Q2 2019	Q3 2019	Q4 2019	FY 2019	Q1 2020	Q2 2020	Q3 2020
Total Revenues	**$475.7**	**$475.1**	**$508.1**	**$540.1**	**$1,999.0**	**$436.2**	**$368.0**	**$456.7**
Less: Sales of rental equipment	85.1	51.3	35.4	71.0	242.8	40.0	31.4	45.3
Less: Sales of new equipment, parts and supplies	10.9	13.2	10.0	9.9	44.0	7.0	7.0	6.2
Equipment rental, service and other revenues	**$379.7**	**$410.6**	**$462.7**	**$459.2**	**$1,712.2**	**$389.2**	**$329.6**	**$405.2**
Net income (loss)	**($6.7)**	**$9.7**	**$9.4**	**$35.1**	**$47.5**	**($3.7)**	**$2.0**	**$39.9**
Income tax provision (benefit)	(3.1)	5.3	(4.2)	18.1	16.1	1.1	(1.9)	11.7
Interest expense, net	32.9	31.6	81.9	27.1	173.5	24.4	23.3	22.4
Depreciation of rental equipment	100.0	100.9	102.7	105.5	409.1	100.4	101.4	101.9
Non-rental depreciation and amortization	15.0	14.6	14.9	16.5	61.0	15.8	15.7	15.5
EBITDA	**$138.1**	**$162.1**	**$204.7**	**$202.3**	**$707.2**	**$138.0**	**$140.5**	**$191.4**
Restructuring	—	7.8	—	(0.1)	7.7	—	0.7	—
Spin-off costs	—	0.3	0.4	(0.2)	0.5	0.1	0.4	(0.1)
Non-cash stock-based compensation charges	3.9	4.3	4.3	7.0	19.5	3.2	1.7	5.4
Loss on sale of business	—	—	—	—	—	—	2.8	—
Impairment	0.3	0.4	—	4.4	5.1	6.3	3.2	—
Other	—	—	—	1.0	1.0	0.1	0.1	—
Adjusted EBITDA	**$142.3**	**$174.9**	**$209.4**	**$214.4**	**$741.0**	**$147.7**	**$149.4**	**$196.7**
Less: Gain (loss) on sales of rental equipment	1.6	1.3	(1.3)	(2.0)	(0.4)	(2.4)	1.8	(1.0)
Less: Gain on sales of new equipment, parts and supplies	2.7	2.8	2.8	2.4	10.7	1.9	1.9	1.8
Rental Adjusted EBITDA (REBITDA)	**$138.0**	**$170.8**	**$207.9**	**$214.0**	**$730.7**	**$148.2**	**$145.7**	**$195.9**
REBITDA Margin	**36.3 %**	**41.6 %**	**44.9 %**	**46.6 %**	**42.7 %**	**38.1 %**	**44.2 %**	**48.3 %**
YOY REBITDA Flow-Through	**183.1 %**	**168.1 %**	**83.3 %**	**263.3 %**	**169.3 %**	**107.4 %**	**31.0 %**	**20.9 %**

NYSE: HRI 29
©2020 Herc Rentals Inc. All Rights Reserved.

Calculation of Net Leverage Ratio Net Leverage Ratio –The Company has defined its net leverage ratio as net debt, as calculated below, divided by adjusted EBITDA for the trailing twelve- month period. This measure should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The Company’s definition of this measure may differ from similarly titled measures used by other companies. $ in millions Q3 2020 Q4 2019 Q3 2019 Long-Term Debt, Net $1,827.9 $2,051.5 $2,149.1 (Plus) Current maturities of long-term debt 14.2 27.0 29.6 (Plus) Unamortized debt issuance costs 7.2 7.9 8.1 (Less) Cash and Cash Equivalents (53.8) (33.0) (34.5) Net Debt $1,795.5 $2,053.4 $2,152.3 Trailing Twelve-Month Adjusted EBITDA $708.2 $741.0 $725.0 Net Leverage 2.5 x 2.8 x 3.0 x NYSE: HRI 30 ©2020 Herc Rentals Inc. All Rights Reserved.

Reconciliation of Free Cash Flow Free cash flow is not a recognized term under GAAP and should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP. Further, since all companies do not use identical calculations, our definition and presentation of this measure may not be comparable to similarly titled measures reported by other companies. Free cash flow represents net cash provided by (used in) operating activities less rental equipment expenditures and non-rental capital expenditures, plus proceeds from disposal of rental equipment, proceeds from disposal of property and equipment, and other investing activities. Free cash flow is used by management in analyzing the Company’s ability to service and repay its debt and to forecast future periods. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service debt or for other non-discretionary expenditures. $ in millions Nine Months Ended September 30, 2020 2019 Net cash provided by operating activities $424.0 $441.2 Rental equipment expenditures (273.2) (506.7) Proceeds from disposal of rental equipment 114.1 156.9 Net Fleet Capital Expenditures (159.1) (349.8) Non-rental capital expenditures (32.0) (34.9) Proceeds from disposal of property and equipment 4.2 5.0 Proceeds from disposal of business 15.3 — Other — 4.0 Free Cash Flow $ 252.4 $ 65.5 NYSE: HRI 31 ©2020 Herc Rentals Inc. All Rights Reserved.

Historical Fleet at OEC1 Q1 2019 Q2 2019 Q3 2019 Q4 2019 FY 2019 Q1 2020 Q2 2020 Q3 2020 $ in millions Beginning Balance $3,777 $3,694 $3,859 $3,943 $3,777 $3,822 $3,800 $3,752 Expenditures $103 $289 $172 $63 $627 $109 $88 $90 Disposals ($193) ($123) ($89) ($188) ($593) ($110) ($83) ($124) Foreign Currency / Other $7 ($1) $1 $4 $11 ($21) ($53) $8 Ending Balance $3,694 $3,859 $3,943 $3,822 $3,822 $3,800 $3,752 $3,726 Proceeds as a percent of OEC 44.1% 41.7% 39.8% 37.8% 40.9% 37.1% 40.7% 37.4 % NYSE: HRI 32 1. Original equipment cost based on ARA guidelines ©2020 Herc Rentals Inc. All Rights Reserved.

Q3 and Nine Months Net Results Bridge

$ in millions	Three Months Ended September 30, 2020	2019	$ Change	Elements of Net Income (Loss) Bridge: Currency impact[1]	Income tax	Impairment	Depreciation of rental equip.	Interest expense	All other
Total revenues	**$456.7**	**$508.1**	**($51.4)**	**($0.3)**	**$—**	**$—**	**$—**	**$—**	**($51.1)**
Direct operating	169.4	197.7	(28.3)	(0.1)	—	—	—	—	(28.2)
Depreciation of rental equipment	101.9	102.7	(0.8)	(0.1)	—	—		—	(0.7)
Cost of sales of rental equipment	46.3	36.7	9.6			—	—	—	9.6
Cost of sales of new equipment, parts and supplies	4.4	7.2	(2.8)	—	—	—	—	—	(2.8)
Selling, general and administrative	61.0	76.2	(15.2)	(2.0)	—	—	—	—	(13.2)
Impairment	—	—	—	—	—	—	—	—	—
Restructuring	—	—	—		—	—	—	—	—
Interest expense, net	22.4	81.9	(59.5)	—	—	—	—	(59.5)	—
Other expense (income), net	(0.3)	0.5	(0.8)	—	—	—	—	—	(0.8)
Income (loss) before income taxes	**51.6**	**5.2**	**46.4**	**1.9**	**—**	**—**	**—**	**59.5**	**(15.0)**
Income tax benefit (provision)	(11.7)	4.2	(15.9)	—	(15.9)	—	—	—	—
Net income (loss)	**$39.9**	**$9.4**	**$30.5**	**$1.9**	**($15.9)**	**$—**	**$—**	**$59.5**	**($15.0)**

$ in millions	Nine Months Ended September 30, 2020	2019	$ Change	Elements of Net Income (Loss) Bridge: Currency impact[1]	Income tax	Impairment	Depreciation of rental equip.	Interest expense	All other
Total revenues	**$1,260.9**	**$1,458.9**	**($198.0)**	**($1.8)**	**$—**	**$—**	**$—**	**$—**	**($196.2)**
Direct operating	503.3	575.3	(72.0)	(0.8)	—	—	—	—	(71.2)
Depreciation of rental equipment	303.7	303.6	0.1	(0.6)	—	—	—	—	0.7
Cost of sales of rental equipment	118.3	170.2	(51.9)	(0.2)		—	—	—	(51.7)
Cost of sales of new equipment, parts and supplies	14.6	25.8	(11.2)	—	—	—	—	—	(11.2)
Selling, general and administrative	187.6	221.2	(33.6)	(1.4)	—	—	—	—	(32.2)
Restructuring	0.7	7.8	(7.1)	—	—	—	—	—	(7.1)
Impairment	9.5	—	9.5	(0.2)	—	9.7	—	—	—
Interest expense, net	70.1	146.4	(76.3)	—	—	—	—	(76.3)	—
Other expense (income), net	4.0	(1.8)	5.8	0.8	—	—	—	—	5.0
Income (loss) before income taxes	**49.1**	**10.4**	**38.7**	**0.6**	**—**	**(9.7)**	**—**	**76.3**	**(28.5)**
Income tax benefit (provision)	(10.9)	2.0	(12.9)	—	(12.9)	—	—	—	—
Net income (loss)	**$38.2**	**$12.4**	**$25.8**	**$0.6**	**($12.9)**	**($9.7)**	**$—**	**$76.3**	**($28.5)**

1. Currency impact includes the translational and transactional SG&A impact of foreign currency exchange

NYSE: HRI
33
©2020 Herc Rentals Inc. All Rights Reserved.

Fleet Mix September 30, 2020 September 30, 2019 Aerial - Booms 16.8% 17.2 % Aerial - Scissors & Other 7.3% 7.3 % Earthmoving - Compact 7.8% 8.3 % Earthmoving - Heavy 5.4% 6.0 % Material Handling - Telehandlers 13.4% 13.9 % Material Handling - Industrial 4.0% 4.2 % Trucks and Trailers 14.5% 13.8 % ProSolutions® 16.9% 15.2 % ProContractor 6.0% 6.0 % Air Compressors 2.3% 2.5 % Other 2.4% 2.5 % Lighting 1.9% 1.7 % Compaction 1.3% 1.4 % Total 100.0% 100.0 % OEC1 $3.73B $3.94B NYSE: HRI 34 1. Original equipment cost based on ARA guidelines ©2020 Herc Rentals Inc. All Rights Reserved.

Investor Contact: Elizabeth M. Higashi, CFA Vice President, Investor Relations elizabeth.higashi@hercrentals.com NYSE: HRI ©2020 Herc Rentals Inc. All Rights Reserved.